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                                                                  EXHIBIT 10.37

                                    [LOGO]

            EMPLOYMENT, NONCOMPETITION AND NONDISCLOSURE AGREEMENT

  THIS AGREEMENT is made by and between IDX SYSTEMS CORPORATION, a Vermont corporation ("the Company") and the undersigned (the "Employee") as of the date of acceptance hereof by the Company in its offices in Burlington, Vermont, and it shall be effective as of the first date of Employee's employment by the Company, unless the context requires otherwise. References to the Employee using the masculine gender used in this Agreement shall be deemed to include the feminine gender and vice versa.

                                  BACKGROUND

  The Employee is employed by or desires to become employed by the Company. The Company desires to employ the Employee, and the Employee is willing to accept such employment, upon the terms and conditions hereinafter set forth.

  The Employee acknowledges that in the course of rendering services to the Company, he may have and will become acquainted with information about the business and financial affairs of the Company, and may have contributed or may in the future contribute to such information. The Employee recognizes that in order to protect the legitimate interests of the Company it is necessary for the Company to protect all such information by keeping it secret or confidential.

  IN CONSIDERATION of the premises, the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT

  1.1 Employment at Will. The Company hereby offers the Employee, and Employee hereby accepts, employment or continued employment upon the terms and conditions hereinafter set forth. Employment by the Company is terminable at any time, for any reason, at the will of either the Employee or the Company. No statement of policy or procedure, whether written or oral, or set forth in any manual or guide, shall be a promise by the Company to continue employment for any definite term, nor shall any such statement, policy or procedure require the Company to follow any special procedure, such as progressive discipline, before terminating employment.

  1.2 Location. The Employee will work at the Company's offices and/or at customer locations serviced by such offices.

  1.3 Exclusive Employment.

    1.3.1 The Employee shall devote his full-time efforts exclusively for the benefit of the Company as required hereunder, and shall perform no services for, and shall not become employed or engaged by any other person, firm or entity while employed by the Company. The foregoing shall not prevent Employee from participating in activities in association with professional associations as approved by the Company.

    1.3.2 In keeping with Employee's status as an expert, he shall be entitled to receive honoraria for lectures and tutorials at conferences in his field of expertise. In addition, Employee is encouraged to publish technical information (which shall not describe IDX or its customers, without prior written approval) in professional journals and the like, for which he shall be entitled to receive royalties and other compensation. Occasionally, Employees may perform consulting services on a limited basis. Employee shall keep the Company informed of all such activities, and they shall be conducted by Employee only during non-working hours and Employee's authorized leave time. Participation in such activities shall be subject to approval of the Company and shall not interfere with Employees employment duties.

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  1.4 Duties. The Employee's duties shall be as assigned by the Company in its discretion, and at all times he shall be subject to the direction and control of the officers and the Board of Directors of the Company. The duties of the Employee as of the date of this Agreement shall be as set forth on the official job description for the position indicated below the Employee's signature line at the end of this Agreement.

2. COMPENSATION

  As the only and the full compensation for all of the services to be provided by the Employee to the Company, the Company agrees to pay, and the Employee agrees to and does accept, the following:

  2.1 Salary. If the Agreement is for initial employment of the Employee by the Company, salary shall be paid at the annual rate offered to Employee in the written letter addressed to Employee prior to the commencement of work for the Company. If this Agreement is for continued employment of the Employee by the Company, salary shall be paid at the rate in effect as of the time of execution hereof by the Employee. Salary may be increased or decreased by the Company prospectively, at any time and for any reason. Salary shall be paid semi-monthly on the fifteenth (15th) and last days of each month, in arrears, or on such other legal basis as the Company shall generally follow from time to time, net of all taxes and other legally permissible withholdings. In this regard, the Employee hereby authorizes the Company to withhold from salary payments any amounts owed to the Company by Employee hereunder or any other amounts as may be agreed to subsequently, including but not limited to over payments, 401k contributions, and loan payments.

  2.2 Benefits. The Employee shall be entitled to the benefits, such as health, insurance, vacation, paid and unpaid leave as the Company may from time to time offer to employees as a standard benefit. Benefits are subject to change at any time with such notice to employees as may be required by applicable employee benefit plans and laws governing them. No special or different terms shall apply to Employee unless set forth in writing and signed by an authorized executive officer of the Company.

  2.3 Bonuses. The Employee shall not be entitled to receive any bonus or other compensation other than standard benefits and salary, unless set forth in writing and signed by an authorized executive officer of the Company. Bonuses of any kind or nature are not payable unless the Employee is actually employed by the Company, is in good standing, and is not on leave, on the date of actual distribution.

3. DEFINITIONS OF PROPRIETARY INFORMATION

  For purposes of this Agreement the term "Proprietary Information" means all of the following materials and information in whatever form or medium (even if not patentable, or not protectable or protected by copyright laws) which the Employee receives access to, creates, authors or develops, in whole or in part, in the course of and within the scope of his employment with the Company or through the use of any of the Company's facilities or resources:

  3.1 Computer Software. Computer programs, in any form, and all elements thereof, including all source and object codes, flow charts, algorithms, coding sheets, compilers, assemblers, programmer notes, design documents, and routines.

  3.2 Research. Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, and "know-how."

  3.3 Marketing and Customer Information. Price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information, prospect and call lists, telephone directories and calendars.

  3.4 Business Information. Production development processes, marketing techniques, mailing lists, purchasing information, financial statements, management reports and business plans.

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  3.5 Other. Any other materials or information related to the business or activities of the Company which are not generally known to others engaged in similar business or activities.

  Failure to mark any of the Proprietary Information as confidential shall not affect its status as part of the Proprietary Information under the terms of this Agreement.

4. DISCLOSURE OF INFORMATION, WORKS AND MATERIALS

  The Employee recognizes that he will be exposed to the Company's confidential information including without limitation the Company's trade secrets, and confidential business information. The Employee is hereby notified that such information includes all computer programs developed by the Company and the documentation for them. Further, this includes business information, such as price lists, customer lists and data bases, business plans, sales projections and product development plans. The Employee further acknowledges that any information and materials received by the Company from third parties in confidence must be treated confidentially. This includes patient information. Employee covenants and agrees that he shall not, except with the prior written consent of the Company, or unless the Employee is acting as an employee of the Company solely for the benefit of the Company in connection with the Company's business and in accordance with the Company's business practices and employee policies, at any time during or following the term of his employment with the Company, directly or indirectly divulge, reveal, report, publish, transfer or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment with the Company, including, without limitation, any Proprietary Information, as defined in Section 3 hereof.

5. OWNERSHIP OF INFORMATION, WORKS AND RIGHTS THEREIN

  5.1 Title. The Employee hereby assigns to the Company all of the Employee's right, title and interest in any idea (whether or not patentable or protectable by copyright), invention, work, computer software program or other computer-related equipment or technology, conceived or developed in whole or in part, or in which the Employee may have aided in its development, while employed by the Company, including, without limitation, any Proprietary Information. If any one or more of the aforementioned are deemed to fall within the definition of "work made for hire," within the meaning of the Copyright Act of 1976, as amended, such work shall be considered "work made for hire," the copyright of which shall be exclusively owned by and vested in the Company. If any of the aforementioned are considered to be work not included in the categories of work covered by the "work made for hire" definition contained in the Copyright Act, such work shall be, and it hereby is, assigned or transferred completely and exclusively to the Company. The Employee agrees to execute any instruments and to do all other things reasonably requested by the Company (both during and after the Employee's employment with the Company) in order to fully vest and perfect in the Company all ownership rights in those items hereby transferred by the Employee to the Company. The Employee further agrees to disclose immediately to the Company all Proprietary Information conceived or developed in whole or in part by him during the term of his employment with the Company and to assign to the Company any right, title or interest he may have in such Proprietary Information.

  5.2 Employee's Works. The Employee hereby represents and warrants that the Employee has fully disclosed to the Company and attached hereto a description of any computer program or other computer-related technology not covered in
Section 5.1 above which, prior to his employment with the Company, the Employee conceived of or developed, wholly or in part, but which has not been published or filed with the United States Patent or Copyright Offices ("Employee's Works"). Employee agrees that, to the extent he incorporates, embodies or otherwise includes any of Employee's Works, including any additions or improvements thereto, in or into any works, products or services of the Company, the Company shall have a perpetual, royalty-free, exclusive right to market, sell, improve, license, sublicense, practice and use such Employee's Works in the health care field, in any form or medium, now or in the future existing, including without limitation in any of the Company's current or future products or services. The Company does not claim any interest in the Employee's Works to any other extent, and the Company acknowledges that Employee has an object technology website on

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the internet which Employee intends to enhance and maintain as a professional leader in his field. This Agreement shall not preclude retention by Employee of any ownership or proprietary interest he may have in his website or the technology disclosed therein as of the date hereof.

  5.3 Works and Interests of Others. Employee hereby represents and warrants that employment by the Company will not violate any agreement or promise of employee to any other person, and that Employee will not use any property or confidential information of others in his work for the Company.

6. RECORDS AND TANGIBLE MATERIALS

  All notes, data, tapes, reference materials, sketches, drawings, memoranda and records in any way relating to any of the information referred to in
Section 3, 4 and 5 hereof (including, without limitation, any Proprietary Information) or otherwise prepared by Employee in the course of his employment, and all copies thereof, shall belong exclusively to the Company, and the Employee agrees to deliver to the Company on request all copies of such materials in his possession or then under his control. In the absence of such a request, Employee shall deliver such items to the Company upon the termination for any reason of the Employee's employment with the Company.

7. PROTECTION OF INFORMATION AND GOODWILL

  7.1 Nature of Business. Employee and the Company recognize that Employee will acquire knowledge as a result of working for the Company, and that such knowledge will include not only general knowledge of the medical information systems business, but specific knowledge of the Company's business, secrets, products and customers, including Confidential Information. Employee and the Company recognize that upon termination of employment by the Company, Employee could use such specific knowledge and information to the detriment of the Company by disclosing it to competitors, customers and prospects, and using it to obtain or win business. Employee and the Company recognize that proof of such disclosure would be difficult, yet the harm caused thereby could be significant to the Company. Therefore, Employee and the Company are willing to agree that Confidential Information will be disclosed to Employee, and, to protect Employer, its relationship with its customers, its competitive position, and its goodwill, Employee will not engage in a competitive venture for a reasonable time after employment by the Company, as set forth below.

  7.2 Competitive Ventures. The Company is engaged throughout the United States in the development and marketing of information systems, including computer software and related services, for hospitals, physician groups, laboratories, and clinics, and also for providers of information services to such groups (such activities, products and services being referred to herein as the "Medical Information Systems Business"). Employee recognizes that the Company's medical information systems work together and are designed to share common files, architectures, a "look and feel," and other elements. Subject to the limitations set forth in Section 7.5 below, in the event of the termination of Employee's employment hereunder for any reason, the Employee agrees that for a period of twelve (12) months from the date of such termination (the "Prohibition Period"), he will not:

    7.2.1 Engage directly for himself, or jointly with or on behalf of any person, entity or venture involved in the Medical Information Systems Business, or any other business in which the Company was engaged at the time of such termination of employment, and

    7.2.2 Work for or become employed by or associated with any person, entity or venture engaged in the Medical Information Systems Business, including, by way of example and without limitation, the entities listed in Schedule A attached hereto and made a part hereof (which entities together with their successors and assigns, are referred to herein as the "Designated Entities"), where either (i) the Employee's duties will be substantially similar to those he has performed for the Company hereunder, or (ii) the Employee's duties would be likely to involve, or require, or would involve or require, disclosure or use of Proprietary Information. For example, and without limiting the generality of the foregoing, if Employee is employed by the Company as a computer programmer working on medical information systems, he or she shall not, during the Prohibition Period, work as a computer programmer on medical information systems. As another

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  example, if Employee is employed by the Company as a salesperson selling medical instruments or Systems, he or she shall not work during the Prohibition Period as a salesman or a marketer of medical information systems.

  7.3 Geographical Limitations. The Employee's obligations under this Section 7 shall extend to all geographical areas in which the Company, or any of its related companies, is offering its products or services, either directly or indirectly through licenses or otherwise, during the Probation Period.

  7.4 Non-Solicitation. The Employee further agrees that for a period of twelve (12) months from the date of termination of his employment, he will not, on behalf of himself or any person or entity of the Company, (i) compete for, or engage in competitive solicitation of, any customer of the Company, or any person or entity that he has, during the twelve (12) months immediately preceding such termination, solicited or serviced on behalf of the Company or that has been so solicited or serviced, during such period, by any person under the Employee's supervision, or (ii) hire or engage or attempt to hire or engage any individual who was an employee of the Company at any time during the twelve (12) months immediately prior to such termination.

  7.5 Termination without Cause. If the Company shall elect to terminate Employee's employment hereunder without Cause (as defined below), and Employee is unable to obtain employment consistent with his abilities and education, within one month after termination of this employment with IDX, solely because or provisions of this Section 7, such provisions shall thereafter continue to bind Employee only as long as the Company shall make payments to Employee equal to his monthly Base Salary as of the date of termination (exclusive of extra compensation, bonus or employee benefits) for each month of such unemployment, commencing with the second month after termination of his employment with the Company. Employee agrees that he will, during each month of such unemployment, make conscientious and aggressive efforts to find employment; and he will, within ten days after the end of such calendar month, give the Company a detailed written account of his efforts to obtain employment. such account will include a statement by the Employee that although he aggressively sought employment. Such account will include a statement by the Employee that although he aggressively sought employment he was unable to obtain it solely because of the provisions of this Section 7. For the purposes of this agreement, the term "Cause" shall mean (i) the continuous failure or refusal of Employee to competently perform any of his duties assigned by the Board of Directors of the Company, the Chief Executive Officer of the Company or the Executive Vice President of the Company or (ii) the Employee has engaged in any unprofessional, unethical, immoral, illegal or fraudulent conduct adversely affecting or reflecting on the Company.

  THE EMPLOYEE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES, INCLUDING THE RIGHTS HE CURRENTLY HAS TO EXPLOIT EMPLOYEE'S WORKS AS DESCRIBED IN SECTION 5.2 ABOVE, ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER FOR ANY REASON, TO EARN A LIVELIHOOD SATISFACTORY TO HIM WITHOUT VIOLATING ANY PROVISION OF
SECTION 7 HEREOF.

8. INJUNCTIVE RELIEF

  The Employee understands and agrees that the Company will probably suffer irreparable harm if Proprietary Information is disclosed, and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, will be entitled to, and Employee hereby consents to, a permanent injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.


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9. ACCOUNTING FOR PROFITS

  The Employee covenants and agrees that, if he shall violate any of his covenants or agreements under this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, enumerations or benefits which the Employee directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

10. REASONABLENESS OF RESTRICTIONS

  The Employee has carefully read and considered the provisions of Sections 1 through 9 hereof and, having done so, agrees that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, stockholders and employees.

11. SUCCESSORS AND ASSIGNS

  This Agreement shall inure to the benefit of and be binding upon the Employee, his legal representative or representatives and testate or intestate distributees, and this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The term "Company" as used herein shall include such successors and assigns and also shall include any corporation which is at any time the parent or a subsidiary of the Company, or any corporation or entity which is an affiliate of the Company by virtue of common (although not identical) ownership, and for which the Employee is providing services in any form during his employment with the Company or any such other corporation or entity. The term successors and assigns as used herein shall include a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

12. NOTICES

  Any notice required or permitted by this Agreement shall be given by registered or certified mail, return receipt requested, addressed to the Company at its then principal office, or to the Employee at his then current address set forth in the payroll records of the Company, or to either party hereto at such other address or addresses as he or it may from time to time specify for the purpose in a notice similarly given.

13. ENFORCEABILITY AND SCOPE

  If any provision of this Agreement is subsequently determined by a court of competent jurisdiction to be void or unenforceable for any reason, that provision shall be deemed stricken and the remainder of the Agreement shall not be affected thereby and shall be binding upon the parties hereto insofar as it remains a workable instrument to accomplish the intent and purposes of the parties. The parties shall negotiate the severed provision to bring the same within the applicable legal requirements to the extent possible. Employee agrees to take any and all actions, including without limitation, execution and delivery of any and all instruments and documents necessary or advisable to complete, perfect, evidence or otherwise confirm any of the matters set forth herein.

14. TERM AND OTHER CONDITIONS

  This Agreement shall remain in full force and effect until the Employee's employment by the Company terminates, or until superseded by another written employment agreement based upon good and proper consideration and executed by the Employee and the Company, whichever first occurs. Notwithstanding the foregoing, in the event of the termination of this Agreement by reason of the termination of the Employee's employment, those provisions hereof which by their terms extend in accordance with such terms shall survive. No amendment or modification of the terms and conditions hereof shall be effective unless set forth in a written document signed by the Employee and the Company. As used in the Agreement, words of the masculine shall, as the context required, include the feminine.

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15. ARBITRATION

  Any dispute between the Company and the Employee arising out of or in any manner connected with employment or employment practices, including but not limited to claims of discrimination of any kind and wrongful discharge, under state, federal or local law, shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association, to be conducted in Burlington, Vermont, except however, any dispute arising under Sections 4 and 7 of the Agreement, which, at the Company's option, may be litigated as set forth in Section 16 below.

16. GOVERNING LAW AND FORUM; LEGAL FEES

  Employee acknowledges that IDX has employees located in various states, and that it is important to have consistent policies and laws apply to them insofar as matters relating to employment are concerned. Employee acknowledges that consistency in employment policy is beneficial because results will be predictable and all employees will be treated equally. Therefore, Employee and the Company agree that this Agreement shall be governed by and construed in accordance with the internal laws of the State of Vermont, and any legal proceeding regarding the interpretation or enforcement of this Agreement shall be instituted in a court of competent jurisdiction located within the State of Vermont. In the event of any litigation to enforce the terms of this Agreement, the non-prevailing party shall pay, as additional damages, all reasonable attorney's fees of the prevailing party.

17. ENTIRE AGREEMENT

  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and it supersedes any prior or contemporaneous oral or written understandings of any kind or nature. Employee represents that he/she is not relying on any agreement, representation or warranty pertaining to the subject matter hereof that is not expressly set forth herein. The waiver or breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

  EXECUTED on the date(s) indicated below.

WITNESS/ATTEST:                           IDX Systems Corporation

         /s/ Mary P. Bushey                     /s/ Robert W. Baker, Jr.
_____________________________________     By: _________________________________

                                                         9/18/96
                                          Date: _______________________________

                                          (SEAL)

                                                /s/ Jeffrey V. Sutherland
                                          _____________________________________
                                                   Jeffrey Sutherland
                                                   Sr. Vice President

                                                        23 Aug 96
                                          Date: _______________________________

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                                   SCHEDULE A

             EMPLOYMENT, NONCOMPETITION AND NONDISCLOSURE AGREEMENT

  The following, though not all-inclusive, is a listing of companies that are examples of competitors of IDX Corporation:

ADAC
AIH
Advanced Laboratory Systems, Inc.
American Express--SAT
Ameritech Information Systems
Antrim Corporation
Bell Atlantic--StatLan
CSC Health Care
Cerner Corporation
Clinicom
Collaborative Medical Systems, Inc.
Community Health Computing, Inc.
Compuware
Critikon
Cycare Systems, Inc.
Discorp
Dupont Radiology
Epic
GTE Medical Systems
Gerber Alley, Inc.
HBO & Company
Healthcare Affiliated Services
Health Data Sciences Corporation
Hemocare, Inc.
IBAX/Spectrum
Keane, Inc.
Knowledge Data Systems
Laboratory Consulting, Inc.
Management Systems Associates
Medical Systems, Inc.
Meditech
Orbis, Inc.
Phamis Software
Quality Systems
RIMS
SMS (Shared Medical Systems Corporation)
Science Dynamics
Smith, Dennis & Gaylord
Soft Computer Consultants
Sunquest Information Systems
Systems Analysis Corporation
TDS Healthcare Systems Corporation
Terrano Corporation
3 Net Systems, Inc.
3M Health Information Systems

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